EXHIBIT 10.1

March 20, 2013

Energy Transfer Partners, L.P.
3738 Oak Lawn
Dallas, TX 72519
Re: Contingent Residual Support Agreement
Dear Sirs:
Reference is made to the Contingent Residual Support Agreement, dated as of January 12, 2012 (the “CRSA”), among Energy Transfer Partners, L.P. (the “Support Provider”), AmeriGas Finance LLC, AmeriGas Finance Corp., AmeriGas Partners, L.P. (“AmeriGas”) and, for certain limited purposes only, UGI Corporation. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the CRSA.
Section 8(d) of the CRSA provides that, in certain cases, AmeriGas shall not dispose of any assets or interests contributed by the Support Provider to AmeriGas without the prior written consent of the Support Provider. The Parties hereby agree that, notwithstanding anything to the contrary (including Section 8(d) of the CRSA) (a) AmeriGas shall not be required to obtain the Support Provider’s prior written consent in connection with its disposal of any assets or interests that were contributed by the Support Provider to AmeriGas pursuant to the Contribution and Redemption Agreement, regardless of whether such disposal would result in the Support Provider recognizing greater than $10,000,000 of the built-in gain (pursuant to Section 704(c) of the Code) that exists with respect to such assets and interests, (b) any such disposal by AmeriGas shall not be deemed a breach of any provision in the CRSA, and (c) for so long as the Supported Debt is outstanding, AmeriGas shall be liable to the Support Provider for the amount of the tax detriment to the Support Provider’s unitholders resulting from the amount of any built-in gain (pursuant to Section 704(c) of the Code) recognized in excess of $10,000,000 in aggregate per year, determined on a cumulative basis, related to any such disposal(s). Such tax detriment shall be calculated in a manner consistent with the calculation of the tax detriment under paragraph 3 of Schedule 5.29(e)(iv) of the Contribution and Redemption Agreement (as modified by the letter dated March 20, 2013 in relation to the Contribution and Redemption Agreement). In consideration of the foregoing, AmeriGas hereby agrees that, within twenty (20) Business Days (as defined in the Contribution and Redemption Agreement) of the end of each calendar quarter while the Supported Debt is outstanding, it shall provide written notice to the Support Provider of any such dispositions occurring during such calendar quarter, including the gross proceeds received in connection with each such disposition as well as the amount of built-in gain in the disposed asset that is allocable to the Support Provider pursuant to Section 704(c) of the Code, and AmeriGas shall pay to the Support Provider the amount of any tax detriment resulting therefrom within thirty (30) Business Days after delivery of such written notice.

The Parties hereby agree that this letter agreement shall be deemed to amend the CRSA in accordance with Section 13 thereof. This letter agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any Party may execute this letter by signing any such counterpart.

This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The Parties irrevocably submit to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, for the purposes of any proceeding arising out of this letter agreement or the transactions contemplated hereby (and each agrees that no such proceeding relating to this letter agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any proceeding arising out of this letter agreement or the transactions contemplated hereby in any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, or that any such proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties also agrees that any final and non appealable judgment against a Party in connection with any proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

If the foregoing correctly reflects the understanding and agreement among us, please execute a copy of this letter in the space provided below and return it to the undersigned.
[Signature page follows.]
Very truly yours,
AMERIGAS FINANCE LLC

By: AmeriGas Partners, L.P., its sole member

By: AmeriGas Propane, Inc., its general partner

By: /s/ Steven A. Samuel
Name:    Steven A. Samuel
Title:    Vice President – Law and General Counsel

AMERIGAS FINANCE CORP.

By: /s/ Steven A. Samuel
Name:    Steven A. Samuel
Title:    Vice President – Law and General Counsel

AMERIGAS PARTNERS, L.P.

By: AmeriGas Propane, Inc., its general partner

By: /s/ Steven A. Samuel
Name:    Steven A. Samuel
Title:    Vice President – Law and General Counsel

ACCEPTED AND AGREED:
ENERGY TRANSFER PARTNERS, L.P.

By:    Energy Transfer Partners, GP, L.P., its general partner

By:    Energy Transfer Partners, L.L.C., its general partner

By: /s/ Thomas P. Mason
Name: Thomas P. Mason
Title: Senior Vice President and General Counsel

ACKNOWLEDGED AND AGREED TO, SOLELY FOR THE LIMITED PURPOSES SET FORTH IN THE CRSA, BY:

UGI CORPORATION

By: /s/ Monica M. Gaudiosi
Name:    Monica M. Gaudiosi
Title:    Vice President, General Counsel and Secretary

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